Exhibit 3.3

Amended and Restated By-Laws of Medgenics, Inc.

Incorporated under the Laws of the State of Delaware

Adopted as of 2 December 2007
Amended as of December 2, 2008

BY-LAWS

OF

MEDGENICS, INC.

(a Delaware Corporation)

ARTICLE I: OFFICES

Section 1.
Registered Office. The registered office of the Corporation in the state of Delaware shall be located at 1013 Centre Road, New Castle County, in the City of Wilmington, New Castle County, Delaware 19801.

Section 2.
Other Offices. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 1.
Place of Meetings. Meetings of stockholders shall be held at such place or places, within or without the State of Delaware and at such time and date, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof.

Section 2.
Annual Meeting. Annual meetings of stockholders for the election of Directors and the transaction of other business shall be held on such date, at such time and at such place as may be designated by the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

Section 3.
Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors and shall be called by the President or Secretary upon the written request of stockholders holding of record at least 10% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

Section 4.
Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him or her personally or by mailing such notice in a postage prepaid envelope directed to him or her at his or her address as it appears on the records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be directed to another address, in which case such notice shall be directed to him or her at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

Section 5.
List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of. each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours. For a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be kept and produced at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 6.
Quorum. At any meeting of the stockholders, the holders of record of at least one third of the votes represented by the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the meeting or the holders of a majority of the votes represented by the issued and outstanding stock of the Corporation entitled to vote thereat and present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement of such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.	Voting.

(a)
Except as otherwise provided in the laws of the State of Delaware, the Certificate of Incorporation and Section 7(f) of this Article II, every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him or her on the record date. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless a different vote is required by the express provisions of law, of the Certificate of Incorporation, or of these By-laws, in which case such express provision shall govern and control the decision of such matter. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his or her name by his or her proxy, if there be such proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

(b)
Shares standing  in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(c)
Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her or her without a transfer of such shares into his or her name.

(d)
Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e)
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(f)
Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of Directors of such Corporation is held by this Corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

(g)
Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(h)
If shares or other securities having voting power stand of record in the name(s) of two or more persons, unless the Secretary is given written notice to the contrary, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint stockholders and, for this purpose, seniority shall be determined by the order in which the names stand of record in the stock ledger of the Corporation in respect of the joint holding.

Section 8.
Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

Section 9.
Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the. holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10.	Organization.

(a)
At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)
The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, if any. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III: BOARD OF DIRECTORS

Section 1.	Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.
Election, Term and Qualifications. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders by the holders of the majority of the shares present and voting at such meeting, and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed.

Section 3.	Number. The number of Directors shall be no less than two and no more than such number (if any) as shall be determined from time to time by the Board of Directors.

Section 4.
Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Board of Directors may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 5.
Organization Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of stockholders for the election of Directors. The Board of Directors may meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

Section 6.
Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 7.
Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, on the written request of any Director, or by the Secretary. Notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him or her at such place by telegram, telex, telecopy or electronic means (e.g. email) or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he or she shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he or she shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 8.
Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of votes represented by the issued and outstanding stock of the Corporation entitled to vote for the election of such Director(s) present in person or represented by proxy at a meeting of holders of such stock and entitled to vote thereon.

Section 9.
Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President, a Vice President, if any, or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.
Vacancies. Except as otherwise provided in the laws of the State of Delaware or the Certificate of Incorporation, any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification, increase in the number of Directors or removal with or without cause, may be filled by the action of a majority of the Directors, then in office. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his or her successor has been elected and qualifies, or until he or she sooner dies, resigns or is removed.

Section 11.
Compensation of Directors. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fee for attendance at each meeting of the Board or a stated fee as a Director as determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

Section 12.
Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

Section 13.
Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 14.
Executive Committee. The Board of Directors may select an executive committee from among its members. In all cases in which specific directions shall not have been given by the Board of Directors, the executive committee shall have and may exercise all of the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the executive committee took action, unless actual notice to the contrary shall have been given. The Board of Directors may delegate to the executive committee any or all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation and may from time to time extend, so far as may be permitted by law, modify, curtail or restrict the powers so delegated.

Section 15.
Manner of Acting by Executive Committee. The executive committee may meet at stated times or on notice given personally to all by any one of their own number. The executive committee may fix its own rules or procedures and meet at such times and at such place or places as may be provided by such rules or by resolution of the executive committee or of the Board of Directors. At every meeting of the executive committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of all the members present shall be necessary for the adoption by it of any resolution.

Section 16.	Other Committees.

(a)
The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees which, to the extent provided in said resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any committee of the Board, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint a member of the Board of Directors to act in the place of such absent or disqualified member.

(b)	The Corporation shall initially have the following committees which shall be comprised solely of two or more non-executive Directors:

-           an audit committee;

-           a remuneration and nominations committee.

Such committees shall be constituted and have the powers and authorities as may be specified from time to time in a resolution or resolutions duly adopted by the Board of Directors which shall operate as each such committee’s written charter if a written charter is not otherwise duly adopted by the Board of Directors.

The provisions of Sections 4, 6, 7, 12, 13 and 17 of this Article III shall apply to committees all in the same way as the same apply to meetings of the Board of Directors.

Section1 7	Presumption of assent

A Director of the Corporation who is present at a meeting of the Board of Directors or at any committee thereof at which action on any matter is taken within the terms of reference of such meeting shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of a meeting or unless he or she shall have filed his or her written dissent from such action with the person acting as the secretary of the meeting before the adjournment or conclusion thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment or conclusion of the meeting.  Such right of dissent shall not apply to a Director who voted in favour of the relevant action.  Subject to the applicable laws of the state of Delaware or the Certificate of Incorporation, in the case of an equality of votes on any matter at any meeting of the Board of Directors or of any duly constituted committee thereof, the vote of the chairman of the board shall be controlling for the purposes of resolving such deadlock and shall have the effect of determining whether the proposal is approved or not.

ARTICLE IV: OFFICERS

Section 1.
Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

Section 2.
Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the first meeting after each annual meeting of the stockholders. Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 3.
Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

Section 4.
Removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any such removal shall not modify any contractual rights or obligations of the Corporation or such officer that may exist between the Corporation and such officer.

Section 5.
Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.	Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

Section 7.
Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of stockholders and of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.  If there is no President, then the Chairman of the Board of Directors shall also serve as the chief executive officer of the Corporation and shall have the powers and duty prescribed in Section 8 of this Article IV.

Section 8.
President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.  In the absence or non-election of the Chairman of the Board of Directors, he or she shall preside at meetings of the stockholders and at all meetings of the Board of Directors (if present respectively thereat), and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages, and other contracts on behalf of the Corporation. The President shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, any Assistant Secretary or the Treasurer. The President shall have such other rights, duties and powers as from time to time shall be assigned to him or her by the Board of Directors.

Section 9.
Vice President. The Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall have such other powers and shall perform such other duties as from time to time shall be assigned to him or her by the Board of Directors.

Section 10.
Treasurer. Except as the Board of Directors may otherwise determine, the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in accordance with the annual budget for the Corporation approved by the Board of Directors or as otherwise may be approved by the Board of Directors,  taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; in general, he or she shall perform all the duties incident to the office of Treasurer and shall have such other rights, duties and powers as from time to time may be assigned to him or her by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation

The Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors), if any, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.
Secretary. Except as the Board of Directors may otherwise determine, the Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of’ the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; he or she shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary, which may be in facsimile; and in general he or she shall perform all the duties incident to the office of Secretary and shall have such other right, duties and powers as from time to time may be assigned to him or her by the President or the Board of Directors.

The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors), if any, shall, in the absence or disability of the Secretary, perform the duties. and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.	Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

ARTICLE V: INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.	Right to Indemnification.

(a)
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b)
The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non profit entity.

Section 2.
Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article or her  shall include the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred by the indemnitee in connection with any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that the Corporation shall have first received an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee shall not be entitled to be indemnified by the Corporation.

Section 3.
Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article V shall be contract rights. If a claim under Sections 1 and 2 of this Article V is not paid in full by the Corporation within sixty days after a written claim therefor has been received by the Corporation, except in case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise, shall be on the Corporation.

Section 4.
Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 5.
Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 6.
Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to indemnification and advancement of expenses of Directors and officers of the Corporation.

Section 7.
Repeals and Modifications. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI: SHARES AND THEIR TRANSFER

Section 1.
Regulation.  The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 2.
Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and kind and class of shares of the capital stock of the Corporation owned by him or her. No certificate shall be issued for partly paid shares.

Section 3.
Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. The signatures of such officers of the Corporation may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer a the date of issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.

Section 4.
Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

Section 5.
Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 8 of this Article VI, in cases provided for by applicable law.

Section 6.
Registrations of Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.
Regulations. The Board of Directors may make such rules and regulations, as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 8.
Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 9.
Record Dates. The Board of Directors may fix, in advance, a date as a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

ARTICLE VII: MISCELLANEOUS PROVISIONS

Section 1.
Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 2000. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2.
Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3.
Dividends. Subject to the provisions of the Certificate of Incorporation, ‘the Board of Directors may, out of funds legally available therefore, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of law and of the Certificate of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation ‘available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4.
Execution of Contracts. The Board of Directors may authorize any officer or officers or other person or persons to enter into any, contracts or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. If and to the extent authorized by the Board of Directors, the power to enter into contract and execute and deliver instruments may be delegated by any such officer or officers or person or persons.

Section 5.
Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or person or persons.

Section 6.
Checks, Etc. All checks, drafts, bills of exchange, and other orders for the payment of money, notes, letters of credit, acceptances, bills of lading, warehouse receipts, insurance certificates, obligations, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate, subject to any restrictions that the Board of Directors may, in its sole discretion, from time to time impose, and unless so authorized by the Board of Directors or by the provisions of these By-laws, no officer or other person shall have any power or authority to sign any such instrument. If and to the extent authorized by the Board of Directors, the power to sign any such instruments may be delegated by any such officer or officers or person or persons.

Section 7.	Fiscal Year. The fiscal year of the Corporation shall begin on such date as the Board of Directors may designate.

Section 8.
Rules of Interpretation. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

ARTICLE VIII: BORROWING POWERS

Section 1.
The Board of Directors of the Corporation may exercise all powers of the Corporation to borrow money at such rates of interest as it may determine; from time to time to issue on such terms and conditions, for such purposes, now or hereafter permitted by the laws of the State of Delaware and by the Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income provided that the Board of Directors of the Corporation shall restrict the borrowings of the Corporation and exercise all voting and other rights or powers of control exercisable by the Corporation in relation to its subsidiaries so as to secure (but as regards subsidiaries only in so far as by the exercise of such rights or powers of control the Board of Directors of the Corporation can secure) that the aggregate amount from time to time outstanding of all borrowings by the Corporation and its subsidiaries (the “Group”) (exclusive of borrowings owing by one member of the Group to another member of the  Group) shall not at any time without the previous sanction of an affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation exceed an amount equal to three (3) times the Adjusted Capital and Reserves.

Section 2.	For the purpose of Section 1 of this Article VIII above:

(a)	“Adjusted Capital and Reserves” means at any time a sum equal to the aggregate of:

(i)	the amount paid up or credited as paid up on the issued share capital of the Corporation; and

(ii)	the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve and any credit balance on profit and loss account); and

(iii)	the amounts standing to the credit of government grants deferred revenue account or other accounts of a similar nature of the Group;

all as shown in a consolidation by the then latest audited balance sheets of the Group (the “Latest Accounts”) but after:

-	deducting any debit balance on profit and loss account (except to the extent that such deduction has already been made);

-
making adjustments to reflect any variation in the amount of such reserves or paid up share capital, since the date of the latest audited balance sheet for which purpose any issue or proposed issue of shares by the Corporation  for cash which has been underwritten shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

-
making such adjustments as may be appropriate in respect of any distributions declared, recommended or made by the Corporation or its subsidiaries (otherwise than attributable directly or indirectly to the Corporation) out of profits earned up to and including the date of the latest audited balance sheet to the extent that such distributions are not provided for therein;

-	making such adjustments as may be appropriate in respect of any variation in the interests of the Corporation in its subsidiaries since the date of the latest audited balance sheet;

-	excluding third party minority interests in subsidiaries and any sums set aside for taxation (other than in respect of taxation equalisation or deferred taxation);

-	taking into account any revaluation of the property or assets of any member for the time being of the Group made by an independent professional valuer;

-
if the calculation is required for the purposes of a transaction under or in connection with which any company is to become or cease to be a subsidiary, making all such adjustments as would be appropriate if such transaction had been carried into effect; and;

-	making such other adjustments (if any) as the auditors of the Corporation may consider appropriate;

(b)	“borrowings” shall be deemed to include not only borrowings but also the following except insofar as otherwise taken into account:

(i)	the principal amount of any preference share capital of any subsidiary owned otherwise than by a member of the Group;

(ii)	the principal amount of any debenture (whether secured or unsecured) of a member of the Group owned otherwise than by a member of the Group;

(iii)
the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest in which is not for the time being owned by a member of the Group, of any body whether corporate or unincorporate and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group;

(iv)	the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(v)	any fixed or minimum premium payable on repayment of any borrowing or deemed borrowing;

(vi)
any amount in respect of a financing lease payable by a Group company which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts; and

(vii)
any part of the purchase price of any asset acquired by any Group company, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal title to such asset(s), or no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;

(c)	“borrowings” shall be deemed to exclude:

(i)
borrowings for the purpose of repaying or redeeming (with or without premium) within six months of being so borrowed in whole or in part any borrowings by a member of the Group for the time being outstanding pending their application for such purpose within such period; and

(ii)
borrowings by a Group company to finance any contract in respect of which any part of the amount receiveable under the contract by that or any other Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance, up to an amount equal to that part of the amount receivable under the contract which is so guaranteed or insured;

(iii)
any such moneys denominated or repayable in a currency other than US dollars shall be converted for the purpose of calculating the US Dollar equivalent at the rate of exchange prevailing on such date in New York provided that any such moneys shall be converted at the rate of exchange prevailing in New York six months before such date if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business);

(iv)
where under the terms of any borrowing the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Corporation or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article, the amount of such borrowing to be taken into account for the purpose of this Article shall be such less amount; and

(v)
any amount payable under any hire purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of Section 5(c)1.2(vi) of this Article XV above;

(d)
“audited balance sheet” shall mean the audited balance sheet of the Corporation unless at the date of the then latest such balance sheet there shall have been prepared for such purposes and audited a consolidated balance sheet of the Corporation and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Acts) and in the latter event “audited balance sheet” shall mean such audited consolidated balance sheet of the Corporation and such subsidiaries, the references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiaries; and

(e)
the Corporation may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of generally accepted accounting practice in the United States of America.  If the Corporation should prepare its main audited balance sheet on the basis of one such convention but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article.

Section 3.
A certificate or report by the auditors for the time being of the Corporation as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article VIII has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article VIII.  For the purposes of this Article VIII the Board of Directors of the Corporation may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit contained in this Article XIII is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which, by reason of a certificate of the auditors or otherwise, the Board of Directors of the Corporation becomes aware that such a situation has or may have arisen.

Section 4.
No borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

Section 5.
If any uncalled capital of the Corporation is included in or charged by any mortgage or other security, the Board of Directors may delegate to the person in whose favor such mortgage or security is executed, or to any other person in trust for him or her, the power to make calls on stockholders in respect of such uncalled capital, and to sue in the name of the Corporation or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

ARTICLE IX: DEPOSITORY INTERESTS

The Board of Directors is authorized to make such arrangements as it may determine to be necessary or desirable in order to enable the shares of common stock of the Corporation to be represented by and exchanged for depository interests which are eligible to be held and transferred in uncertificated form in a computer based system, whether located in the United States of America, the United Kingdom or in any other country.  Notice of any such arrangements shall be given to stockholders in such manner as the Board of Directors may decide.

ARTICLE X: REGULATION S RESTRICTIONS

Section 1.
All certificates representing securities issued by the Corporation in connection with the listing of such securities on the Alternative Investment Market (“AIM”), a market operated by the London Stock Exchange plc, shall bear a restrictive legend substantially in the following format, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 2.
No securities issued by the Corporation in connection with the listing of such securities on AIM may be transferred to any U.S. Person (as such term is defined below) or for the account or benefit of a U.S. Person without a legal opinion issued to, and acceptable to, the Corporation and to the transfer agent that such transfer is permissible under Regulation S under the Securities Act of 1933, as amended, (the Securities Act”), pursuant to a registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act and is permissable under any other applicable securities laws.  For purposes of this section “U.S. Person” shall mean any of the following:

(a)	Any natural person resident in the United States of America;

(b)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States of America;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(h)
any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction; and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.